M&I MARSHALL & ILSLEY BANK
P 0 BOX 2045
MILWAUKEE WI 53201-2045

                                                                     Page 1 of 1

JORE-EDGEETON
1220 W FULTON ST
EDGERTON WI 53534

                                                               Call 888.464.5463
                                                               or 1-888-464-5463
                                                             For 24-Hour Account
                                                    Information or Current Rates

Statement Closing Dale May 31, 2001

Account no. 6151508


Activity on your account


Date            Deposits          Checks/Charges        Description

May 29                                  1,984.05        Check
May 23                                    120.42        Check 3315*
May 22                                     60.16        Check 3316
May 21                                     61.38        Check 3317
May 23                                    129.37        Check 3318
May 22                                     34.95        Check 3319
May 25                                     22.62        Check 3321*
May  1                                     20.70        Analysis Service Chg
                                                        Analysis Loss/Crg for
                                                        4/30/01
                                            5.00        Analysis Service Chg
                                                        Fee Based Charges for
                                                        4/30/01
                   0.00                 2,438.65        Totals

      Average Ledger Balance    2,160.55
      Beginning Balance         2,438.65        Ending Balance          0.00

Daily Balances

Apr 30  2,438.65        May 22  2,256.46        May 29  0.00
May 1   2,412.95        May 23  2,006.67
May 21  2,351.57        May 25  1,984.05

        ****This account has been closed****


Thank you for banking at M&I MARSHALL & ILSLEY BANK.